UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2007

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) UGI Corporation 2004 Omnibus Equity Compensation Plan Amended and Restated as of December 5, 2006.

On February 27, 2007, the shareholders of UGI Corporation (the "Company") approved the Amended and Restated UGI Corporation 2004 Omnibus Equity Compensation Plan (the "Plan"). The following is a summary of the material terms of the amended Plan.

Purpose. The purpose of the Plan is to provide an incentive to our employees and directors to contribute to our economic success by continuing to align their interests with the interests of the shareholders through grants of equity-based awards.

Administration. With respect to grants made to employees, the Plan is administered and interpreted by the Compensation and Management Development Committee of the Board. With respect to grants made to directors, the Plan is administered by the Board or a committee to whom the Board delegates its authority. The term "Committee" refers to the Board, or its delegate, or the Compensation and Management Development Committee, depending on the identity of the grant recipient. The Committee has the authority to determine the individuals to whom grants will be made, the time when grants will be made, and the type, size, and terms of each grant. The Committee has the authority to amend the terms of any grant, to the extent that the amendment does not materially impair the rights or obligations of the recipient, unless the recipient consents to the amendment or the amendment is required by law, provided, however, that, the Committee does not have authority to reprice stock options or stock appreciation rights awarded under the Plan or to amend the Plan to permit such repricings without obtaining shareholder approval. The Committee also has the authority to deal with any other matters arising under the Plan.

Eligibility. Our employees and directors, and employees of our subsidiaries, are eligible to participate in the Plan. As of January 1, 2007, approximately 130 employees and 7 non-management Directors are participants in the Plan. The Committee will select the employees and directors who will participate in the Plan.

Grants. The Committee may make the following types of grants under the Plan, with terms to be established by the Committee:

• Stock options
• Stock appreciation rights
• Stock units or performance units whose value is based on the value of our common stock
• Stock awards, which are awards of shares of our common stock
• Dividend equivalents in connection with grants of stock units or performance units
• Other stock-based awards, which are other awards based on, measured by or payable in shares of our common stock

Shares. The total aggregate number of shares of our common stock that may be issued under the amended Plan on and after January 1, 2004 is 15,000,000 shares. The maximum number of shares that may be issued under the amended Plan pursuant to grants other than stock options or stock appreciation rights on and after January 1, 2004 is 3,200,000 shares. These share limits will be adjusted by the Committee in the event of a stock dividend, spin-off, merger or other event affecting our capitalization.

For administrative purposes, the Committee will reserve shares for issuance when grants payable in common stock are made under the Plan. If and to the extent stock options or stock appreciation rights granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent any stock awards, stock units, performance units or other stock-based awards are forfeited, terminated or otherwise not paid in full, the shares reserved for those grants will again be available for issuance under the Plan. Shares surrendered in payment of the exercise price of an option and shares withheld or surrendered for payment of taxes will not be available for re-issuance under the Plan. If stock appreciation rights are granted, the full number of shares subject to the stock appreciation rights will be considered issued under the Plan, without regard to the number of shares issued upon settlement of the stock appreciation rights and without regard to any cash settlement of the stock appreciation rights. To the extent that grants other than stock appreciation rights are designated to be paid in cash, and not in shares of common stock, such grants will not count against the share limits set forth above.

Individual Limits. All grants other than dividend equivalents will be expressed in shares. The maximum number of shares of our common stock with respect to which all grants may be made under the Plan to any individual during any calendar year is 1,000,000 shares. The maximum number of shares of our common stock with respect to which all grants other than stock options and stock appreciation rights may be made under the Plan to any individual during any calendar year is 200,000 shares. The foregoing share limits will be adjusted by the Committee in the event of a stock dividend, spin-off, merger or other event affecting our capitalization. An individual may not accrue dividend equivalents during any calendar year in excess of $750,000. The individual limits will apply without regard to whether the grants are to be paid in stock or cash. Cash payments (other than for dividend equivalents) will equal the fair market value of the shares to which the cash payment relates.

Options. The Committee will select the employees and directors who will receive stock options. The Committee will determine the number of shares that will be subject to each grant of stock options and the terms of the options. All stock options will be nonqualified stock options, which are not intended to qualify as incentive stock options under section 422 of the Internal Revenue Code.

The exercise price of an option will be equal to or greater than the fair market value of our common stock on the date of grant. The amended Plan defines fair market value as the last sale price of our common stock on the New York Stock Exchange on the day on which fair market value is being determined. In the event that there are no transactions on the New York Stock Exchange on such day, the fair market value will be determined as of the immediately preceding day on which there were transactions. The exercise price may be paid in cash, by delivering shares of our common stock having a fair market value on the date of exercise equal to the amount of the exercise price, by payment through a broker by having the broker sell common stock simultaneously with the exercise of the option, or by any other method permitted by the Committee.

The term of any option will not exceed ten years. The Committee will determine when options may be exercised. The Committee may accelerate the exercisability of outstanding options at any time for any reason. Except as provided in the grant letter, an option may only be exercised while the participant is an employee or a director. The grant letter will specify under what circumstances a participant may exercise an option after termination of employment or service.

Performance Units. The Committee may grant performance units to employees and directors. Each performance unit represents the right of the participant to receive a share of our stock or an amount based on the value of a share of our stock, if specified performance goals and other conditions are met. The Committee will determine the number of performance units to be granted and will establish the performance goals and other conditions for payment of performance units. The Committee will determine under what circumstances a participant may retain performance units after termination of the participant’s employment or service. Performance units will be paid in cash or in shares of our common stock, or a combination of the two, as determined by the Committee. Payment for performance units may be deferred to a date authorized by the Committee consistent with section 409A of the Internal Revenue Code. The Committee will establish a target amount for each performance unit, which is the amount payable if the performance goals are achieved at the 100% level, and a maximum number of shares that can be paid under the performance unit. Any payment of a performance unit in excess of the target amount will be made in cash and a portion of all performance unit payments will be made in cash for tax withholding purposes.

Stock Units. The Committee may grant stock units to employees and directors. Each stock unit represents the right of the participant to receive a share of our common stock or an amount based on the value of a share of our common stock. The Committee will determine the number of stock units to be granted and the terms applicable to each grant. The Committee will determine under what circumstances a participant may retain stock units after termination of the participant’s employment or service. Stock units will be paid in cash or in shares of our common stock, or a combination of the two, as determined by the Committee.

Stock Awards. The Committee may grant stock awards to employees and directors, upon terms and conditions that the Committee deems appropriate. As determined by the Committee, shares of stock issued pursuant to stock awards may be issued for cash consideration or for no cash consideration, and may or may not be subject to restrictions or other conditions such as the achievement of specific performance goals or the passage of time.

Stock Appreciation Rights. The Committee may grant stock appreciation rights to an employee or director separately or in tandem with any option grant. The Committee will establish the number of shares, the terms, and the base amount of the stock appreciation right at the time it is granted. The base amount will not be less than the fair market value of our stock on the date of grant. The term of any stock appreciation right will not exceed ten years. When a participant exercises a stock appreciation right, the participant will receive in settlement the amount by which the fair market value of the underlying shares of stock on the date of exercise exceeds the base amount of the stock appreciation right. Stock appreciation rights will be paid in cash or in shares of our common stock, or a combination of the two, as determined by the Committee.

Dividend Equivalents. The Committee may grant dividend equivalents in connection with grants of stock units or performance units. A dividend equivalent is an amount determined by multiplying the number of shares of common stock subject to a stock unit or performance unit by the per-share dividend paid by us on our common stock. Dividend equivalents may be paid to participants currently or may be deferred, as authorized by the Committee consistent with section 409A of the Internal Revenue Code. Dividend equivalents may be accrued as a cash obligation, or may be converted to stock units, as determined by the Committee. Unless otherwise specified in the grant letter, deferred dividend equivalents will not accrue interest. The Committee may provide that dividend equivalents will be payable based on the achievement of performance goals. Dividend equivalents may be paid in cash or shares of our common stock, or a combination of the two, as determined by the Committee.

Other Stock-Based Awards. The Committee may grant other stock-based awards that are based on, measured by or payable in shares of our common stock to employees or directors. These other stock-based awards may be granted subject to performance goals or other conditions. Other stock-based awards may be paid in cash or in shares of our common stock, or a combination of the two, as determined by the Committee in the grant letter.

Transferability of Grants. Grants under the Plan are not transferable by the participant except by will or the laws of descent and distribution.

Qualified Performance-Based Compensation. The Committee may determine that stock units, performance units, stock awards, dividend equivalents or other stock-based awards granted to an employee will be considered "qualified performance-based compensation" under section 162(m) of the Internal Revenue Code (see discussion of section 162(m) under "Federal Income Tax Consequences" below). For such grants, the Committee will establish in writing, at the beginning of the performance period, (1) the objective performance goals that must be met in order for the grants to be payable or the restrictions to lapse, (2) the period during which performance will be measured, (3) the maximum amounts that may be paid if the performance goals are met, and (4) other conditions as the Committee deems appropriate and consistent with section 162(m). The Committee may reduce, but not increase, the amount of compensation that is payable upon achievement of the designated performance goals.

The Committee will use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, margin, return on net capital employed, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to the participant’s business unit or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

Change of Control. If a change of control occurs, all outstanding options and stock appreciation rights will become fully exercisable, the restrictions and conditions on all outstanding stock awards will lapse, and all stock units, performance units, dividend equivalents and other stock-based awards will be paid as determined by the Committee unless otherwise provided in the grant letter.

Unless the Committee determines otherwise, if a change of control occurs in which we are not the surviving corporation (or we survive only as a subsidiary of another corporation), all outstanding options and stock appreciation rights that are not exercised will be assumed by, or replaced with comparable options or stock appreciation rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

In the event of a change of control, the Committee may require that participants surrender their outstanding options and stock appreciation rights in exchange for a payment, in cash or stock as determined by the Committee, or the Committee may terminate outstanding options and stock appreciation rights after giving participants an opportunity to exercise the outstanding options and stock appreciation rights.

The Committee making the determinations following a change of control must be comprised of the same members as those of the Committee immediately before the change of control. If the Committee members do not meet this requirement, the automatic provisions of the Plan, as described above, shall apply, and the Committee shall not have discretion to vary them.

A change of control is defined as:

• Any person, other than us or an affiliate, becomes the beneficial owner of 20% or more of our outstanding stock.
• Individuals who, at the beginning of any 24-month period, constitute our Board (referred to as the incumbent board) cease to constitute at least a majority of our Board. Any individual who becomes a director after the beginning of the 24-month period and whose election or nomination was approved by at least a majority of the directors then comprising the incumbent board will be considered a member of the incumbent board. However, no individual who was initially elected as a member of our Board in connection with an actual or threatened election contest will be considered to be a member of the incumbent board.
• Completion of a reorganization, merger or consolidation in which our shareholders immediately before the transaction do not, immediately after the transaction, own more than 50% of the then outstanding shares and voting power of the surviving company, in substantially the same proportions as their prior ownership of our stock.
• Completion of a complete liquidation or dissolution of our company.
• Sale of all or substantially all of our assets, other than to a corporation with respect to which, following the sale, more than 50% of the stock is owned by persons who were our shareholders immediately before the sale, in substantially the same proportions as their prior ownership of our stock.

Amendment and Termination of the Plan. The amended Plan will terminate on December 4, 2016. The Board may terminate or amend the Plan earlier at any time. However, the Board will not amend the Plan without shareholder approval if shareholder approval is required to comply with the Internal Revenue Code or other applicable law or to comply with applicable stock exchange requirements. The Plan may not be amended to permit repricing of options or stock appreciation rights granted under the Plan without shareholder approval.

The Plan must be reapproved by our shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the "qualified performance-based compensation" provisions of the Plan (as described above under "Qualified Performance-Based Compensation") if additional grants are to be made as "qualified performance-based compensation" and if required by section 162(m) of the Internal Revenue Code.

Federal Income Tax Consequences

The following description of the federal income tax consequences of grants under the Plan is a general summary. State, local, and other taxes may also be imposed in connection with grants. This discussion is intended for the information of shareholders considering how to vote at the annual meeting and not as tax guidance to individuals who participate in the Plan.

Nonqualified Stock Options. A participant who receives a nonqualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of our stock on the date of exercise over the option price. The basis in shares acquired upon exercise of a nonqualified stock option will equal the fair market value of such shares at the time of exercise, and the holding period of the shares (for capital gain purposes) will begin on the date of exercise. In general, we will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary income.

Stock Units and Performance Units. A participant who receives a stock unit or performance unit will not recognize taxable income until the unit is paid to the participant. When the unit is paid, the participant will recognize ordinary income in an amount equal to the cash and the fair market value of the stock paid to the participant. We generally will be entitled to a business expense deduction in the same amount.

Stock Awards. A participant who receives a stock award generally will not recognize taxable income until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs first. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time, less any amounts paid for the shares. A participant may elect to recognize ordinary income when a stock award is granted in an amount equal to the fair market value of the shares at the date of grant, determined without regard to the restrictions. We generally will be entitled to a corresponding business expense deduction in the year in which the participant recognizes ordinary income.

Stock Appreciation Rights, Dividend Equivalents and Other Stock-Based Awards. A participant will recognize ordinary income when stock appreciation rights are exercised and when dividend equivalents and other stock-based awards are paid to the participant, in an amount equal to the cash and the fair market value of any shares paid to the participant. The Company generally will be entitled to a corresponding business expense deduction when the participant recognizes ordinary income.

Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a public company’s tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million in any year. Compensation that qualifies as "qualified performance-based compensation" is excluded from the $1 million limit, and therefore remains fully deductible by the company that pays it. Stock options, stock appreciation rights and grants that are contingent on achievement of performance goals as described in "Qualified Performance-Based Compensation" above will not be subject to the section 162(m) deduction limit. Other grants under the Plan may be subject to the deduction limit.

Tax Withholding. We have the right to require the recipient of any grant to pay to us an amount necessary to satisfy our federal, state, or local tax withholding obligations with respect to the grants. We may withhold from other amounts payable to the Participant an amount necessary to satisfy these obligations. If the Committee permits, a participant may satisfy our withholding obligation by having shares acquired pursuant to the grant withheld, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state, and local tax liabilities.

A copy of the amended Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the amended Plan is qualified in its entirety by reference to the amended Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 UGI Corporation 2004 Omnibus Equity Compensation Plan Amended and Restated as of December 5, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

March 1, 2007	By:	Margaret M. Calabrese

Name: Margaret M. Calabrese
Title: Secretary

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Exhibit Index

Exhibit No.	Description

10.1	UGI Corporation 2004 Omnibus Equity Compensation Plan Amended and Restated as of December 5, 2006.